                                                                                                                                                                                                 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Avinger, Inc. of our report dated March 14, 2017, with respect to the financial statements and schedule of Avinger, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Redwood City, California
March 14, 2017